Franklin Credit Management Corporation 10-12G
Exhibit 10.8
AMENDED AND RESTATED SECURITY AGREEMENT (LICENSING)
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (LICENSING), dated as of March 31, 2009 (this “Agreement”), is entered into by FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation (“FCMC”), in favor of The Huntington National Bank, acting hereunder as contractual representative pursuant to the Credit Agreement (as defined below) for Lenders (as defined below) (“Huntington”, acting as such contractual representative and any successor or successors to Huntington acting in such capacity, being referred to as “Administrative Agent”).
W i t n e s s e t h:
     WHEREAS, FCMC and Franklin Credit Holding Corporation (“Holding”) as borrowers, the financial institutions party thereto as Lenders, and The Huntington National Bank as Administrative Agent and Issuing Bank (Huntington, in its individual capacity and as Issuing Bank, and such other financial institutions being hereafter referred to collectively as “Lenders” and individually as "Lender”), have entered into a certain Amended and Restated Credit Agreement (Licensing), dated as of March 31, 2009 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”), pursuant to which Huntington and the other Lenders have agreed to make certain advances and other financial accommodations to and for the benefit of FCMC and Holding, upon the terms and subject to the conditions set forth in the Credit Agreement (Administrative Agent and Lenders, together with affiliates of Lenders, being referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”);
     WHEREAS, this Agreement shall amend and restate one or more existing security agreements executed by FCMC in favor of Huntington, in their entirety as of the date hereof on the terms and subject to the conditions set forth herein, (ii) this Agreement shall not constitute a novation of the obligations and liabilities existing under such existing security agreements or evidence payment of all or any of such obligations and liabilities secured thereby, and (iii) from and after the date hereof, such existing security agreements shall be of no further force or effect, except to secure the Secured Obligations (as defined below) incurred, the representations and warranties made, and the actions and omissions performed or required to be performed, thereunder prior to the date hereof;
     WHEREAS, the Credit Agreement, security agreement, term loan and security agreement, loan agreement, credit agreement, forbearance agreement, mortgage or deed of trust, promissory note, security agreement, certificate, letter of credit reimbursement agreement, pledge agreement, control agreement, joinder agreement, counterpart signature page, assignment, guaranty agreement, banking services agreement, hedging agreement, cash management agreement, consent agreement, collateral agreement, amendment, modification agreement, instrument and financing statements and other loan documents (as any of the same may be amended, restated, supplemented, modified or replaced from time to time) executed or delivered from time to time to any Lender by FCMC, Holding, or Thomas J. Axon (“Axon”) as a guarantor, are collectively referred to as the “Credit Documents”);
     WHEREAS, pursuant to the respective Credit Documents, Lenders have agreed subject to certain conditions precedent, to make and/or maintain loans and other financial accommodations to FCMC and Holding from time to time; and
     WHEREAS, the Secured Creditors have required as a condition, among others, of extending credit to any FCMC and Holding or of renewing, extending, or forbearing from demanding immediate payment of extensions of credit to FCMC and Holding, that FCMC enter into this Agreement.
     NOW THEREFORE, in consideration of the promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FCMC hereby agrees with the Secured Creditors as follows:

ARTICLE I Defined Terms
     Section 1.1 Definitions
     (a) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
     “Account Debtor”, “Accounts”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Intermediary”, “Deposit Account”, “Documents”, “Entitlement Holder”, “Entitlement Order”, “Equipment”, “Financial Asset”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security, “Security Entitlement”.
     (b) The following terms shall have the following meanings:
     “Additional Pledged Collateral” means all shares of, partnership interests in (whether limited or general), trust certificates of, and limited liability company interests in, all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of or interests in, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of FCMC or (ii) any issuer of Pledged Stock, any Partnership or any LLC that is acquired by FCMC after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of FCMC in respect of any of the foregoing; all additional indebtedness from time to time owed to FCMC by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.
     “Agreement” means this Agreement.
     “Approved Deposit Account” means any present or future Deposit Account of FCMC that (i) is maintained with Huntington (or any affiliate thereof) or (ii) is subject to an effective Deposit Account Control Agreement in favor of the Administrative Agent and maintained with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.
     “Approved Securities Intermediary” means a Securities Intermediary or Commodity Intermediary acceptable to the Administrative Agent and with respect to which FCMC has delivered to Administrative Agent an executed Control Account Agreement.
     “Banking Services” means each and any of the following bank services provided to FCMC by any Lender or any of its affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
     “Bankruptcy Code” means Title 11 of the United States Code (11 USC, § 101 et seq), as amended from time to time, and any successor statute thereto, including (unless the context requires otherwise) any rules or regulations promulgated thereunder.
     “Capital Leases” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     “Cash Collateral Account” means any deposit account over which the Administrative Agent has sole dominion and control, established by the Administrative Agent, in its sole discretion at the Administrative Agent, and entitled “The Huntington National Bank, as Agent and Secured Party for Franklin Credit

Management Corporation (Blocked Account)” or such similar title as the Administrative Agent may approve or require.
     “Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, and (iii) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof either (A) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (B) issued by any other bank insured by the Federal Deposit Insurance Corporation, (“FDIC”) provided that such certificates of deposit are less than or equal to, in the aggregate, the deposit insurance coverage limit set by the FDIC for single ownership accounts.
     “Collateral” has the meaning specified in Section 2.1.
     “Collection Account” means any Approved Deposit Account or Control Account in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided in this Agreement.
     “Contingent Obligations” means any agreement, undertaking or arrangement by which FCMC assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other Person.
     “Control Account” means a Securities Account or Commodity Account that is subject of an effective Control Account Agreement and that is maintained by FCMC with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.
     “Control Account Agreement” means an agreement, in form and substance acceptable to the Administrative Agent, executed by FCMC, the Administrative Agent and the relevant Approved Securities Intermediary.
     “Copyright Licenses” means any written agreement naming FCMC as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.
     “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
     “Credit Documents” has the meaning specified above in the recitals.
     “Deposit Account Bank” means a financial institution selected or approved by the Administrative Agent and with respect to which FCMC has delivered to the Administrative Agent an executed Deposit Account Control Agreement.
     “Deposit Account Control Agreement” means an agreement, in form and substance acceptable to the Administrative Agent, executed by FCMC, the Administrative Agent and the relevant Deposit Account Bank.
     “Event of Default” has the meaning specified in the Credit Agreement.

     “Excluded Property” means Equipment owned by FCMC that is, and continues to be, subject to a Permitted Lien listed on Schedule 8 attached hereto, if the contract or other agreement pursuant to which such Lien is granted contains an enforceable prohibition on the creation of any Lien on such Equipment in favor of the Administrative Agent; and (b) equity interests (whether Investment Property or General Intangibles), if the organizational or operating documents pursuant to which such equity interests are issued or governed contain an enforceable prohibition on the creation of any Lien on such equity interests in favor of the Administrative Agent; in each case, only to the extent, and for so long as, such prohibition is not removed, terminated or rendered unenforceable or otherwise deemed ineffective by applicable Law; provided, however, that “Excluded Property” shall not include (i) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (ii) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any of the foregoing.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time in the United States consistently applied.
     “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.
     “Indebtedness” means, at any time, (i) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) which in accordance with GAAP should be classified as liabilities on the balance sheet of such Person, including without limitation, (A) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (B) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (C) with respect to letters of credit, bankers acceptances, interest rate swaps or other contracts, currency agreement or other financial products, (D) to pay the deferred purchase price of property or services, or (E) in respect of Capital Leases; (ii) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (iii) all Contingent Obligations.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, receivership, assignment for the benefit of creditors, formal or informal moratorium, forbearance, composition, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Intellectual Property” means, collectively, all rights, priorities and privileges of FCMC relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including domain names, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note” means any promissory note evidencing loans made by FCMC to any of its Subsidiaries or Holding.
     “Joinder Agreement” means a joinder agreement, in the form and substance acceptable to the Administrative Agent, executed by the Administrative Agent and the relevant Subsidiary that FCMC is required to cause to become a party hereto as a loan party.
     “Law” means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from any mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment (collateral or otherwise), hypothec, deposit arrangement, security agreement, conditional sale, trust receipt, lease, consignment, or bailment for security purposes, judgment, claim encumbrance or statutory trust and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.
     “LLC” means each limited liability company in which FCMC has an interest, including those set forth on Schedule 2.
     “LLC Agreement” means each operating agreement with respect to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
     “Loan Documents” means the Credit Documents, any agreements or documents evidencing or relating to the provision of any Banking Services by any Lender for the benefit of FCMC, and any other agreement, document, or arrangement (whether now existing or hereafter arising) by and among a Lender (or its affiliate) and FCMC.
     “Material Intellectual Property” means Intellectual Property owned by or licensed to FCMC and material to FCMC’s business.
     “Partnership” means each partnership or joint venture in which FCMC has an interest, including those set forth on Schedule 2.
     “Partnership Agreement” means each partnership or joint venture agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
     “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to FCMC of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
     “Permitted Contests” means the right of FCMC to contest or protest any Lien (other than any such Lien that secures the Secured Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on FCMC’s books and records in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently by FCMC in good faith, and (iii) the Administrative Agent is satisfied in its sole, good faith discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Administrative Agent’s Liens.
     “Permitted Liens” means (i) any Liens held by the Administrative Agent or an affiliate of the Administrative Agent, (ii) Liens for unpaid taxes that either are not yet delinquent, or do not constitute an Event of Default hereunder and are the subject of a Permitted Contest, (iii) Liens set forth on Schedule 8 to the extent of the Indebtedness referenced therein, (iv) the interests of lessors under operating leases, (v) Liens securing purchase money Indebtedness or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness, (vi) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, incurred in the ordinary course of FCMC’s business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Contests, (vii) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (viii) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of FCMC’s business and not in connection with the borrowing of money, (ix) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of FCMC’s business, and (x) Liens resulting from any judgment or award that is not an Event of Default hereunder.
     “Permitted Purchase Money Indebtedness” means secured or unsecured purchase money Indebtedness (including obligations under Capital Leases) incurred to finance the acquisition of fixed assets or equipment, if such Indebtedness (i) has a scheduled maturity and is not due on demand, (ii) does not exceed the purchase price of the items being purchased, and (iii) is not secured by any property or assets other than the item or items being purchased.
     “Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or any other entity of any kind or any government or political subdivision or any agency, department or instrumentality thereof.
     “Pledged Collateral” means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Trust Certificates, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of FCMC, all certificates or other instruments representing any of the foregoing and all Security Entitlements of FCMC in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.
     “Pledged LLC Interests” means all right, title and interest of FCMC as a member of any LLC and all right, title and interest of FCMC in, to and under any LLC Agreement to which it is a party.
     “Pledged Notes” means all right, title and interest of FCMC in the Instruments evidencing all Indebtedness owed to FCMC, including all Indebtedness described on Schedule 2, issued by the obligors named therein.
     “Pledged Partnership Interests” means all right, title and interest of FCMC as a limited or general partner in all Partnerships and all right, title and interest of FCMC in, to and under any Partnership Agreements to which it is a party.
     “Pledged Stock” means the shares of capital stock owned by FCMC, including all shares of capital stock listed on Schedule 2.
     “Pledged Trust Certificates” means trust certificates issued by or on behalf of a statutory trust and owned or held by FCMC.
     “Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between or among FCMC, any Lender or any affiliate of a Lender, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     “Secured Obligations” means (a) any and all indebtedness, obligations, and liabilities now existing or hereafter arising of FCMC or Holding to one or more Lender (or any affiliate) or arising under or in connection with or evidenced by (i) the Credit Documents, this Agreement, or any other Loan Document, (ii) any other agreement relating to (A) letters of credit or pursuant to any letter of credit agreement or application (if any), or pursuant to any agreement or document relating to Banking Services, (B) any agreement in respect of any Rate Management Transaction, (C) any agreement for any electronic transfers, treasury management, cash management services and deposit and disbursement account liability, and (D) any agreement of guaranty, surety or indemnity issued by such Person, (b) any and all indebtedness, obligations, and liabilities, now existing or hereafter arising, whether absolute or contingent and however and whenever created, arising, evidenced or acquired, of FCMC or Holding owed to any Lender (or any affiliate of a Lender), (and in each instance in clauses (a) and (b) above, whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after any such petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (c) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by a Lender or any affiliate of a Lender in collecting or enforcing any such indebtedness, obligation, and liability or in realizing on or protecting or preserving any security therefor, including, without limitation, the Lien and security interest granted by any Credit Document.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Subsidiary” of a Person means any corporation, partnership, limited liability company or other entity in which such Person directly or indirectly owns or controls the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, or appoint managers or other persons performing similar functions.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to FCMC of any right to use any Trademark.
     “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Ohio; provided, however, that, in the event that, by reason of mandatory provisions of Law, any of the attachment, perfection or priority of the Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     “Vehicles” means all vehicles covered by a certificate of title law of any state.
     Section 1.2 Certain Other Terms
     (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
     (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

     (c) References herein to a Schedule, Article, Section, subsection or clause refer to the appropriate Schedule to, or Article, Section, subsection or clause in this Agreement.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (e) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
     (f) Each of the terms “Lender”, “Lenders”, “Secured Creditor”, and “Secured Creditors” includes its or their respective successors or assigns.
     (g) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
ARTICLE II Grant of Security Interest
     Section 2.1 Collateral
     For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by FCMC or in which FCMC now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
all Accounts and all rights to payment, whether or not earned by performance, including, without limitation, for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, to a government, state, or governmental unit, or for or in connection with any federal, state or local governmental relief, bailout or other similar program or plan, whether or not arising under statute, rule or regulation; all Chattel Paper; all Deposit Accounts; any amounts or refunds received from or in connection with any taxing authority; all Documents; all Equipment; all General Intangibles (including, without limitation, all contractual rights arising under any purchase agreement or assignments relating to mortgage loans); all Instruments; all Inventory; all Investment Property; all Letter-of-Credit Rights; all Vehicles; the Commercial Tort Claims described on Schedule 7 and on any supplement thereto received by the Administrative Agent; all books and records pertaining to the other property described in this Section 2.1; all other goods and personal property of FCMC, whether tangible or intangible and wherever located; all property of FCMC held by any Lender, including all property of every description, in the possession or custody of or in transit to the Administrative Agent for any purpose, including safekeeping, collection or pledge, for the account of FCMC or as to which FCMC may have any right or power; and to the extent not otherwise included, all Proceeds.
     Section 2.2 Grant of Security Interest in Collateral
     FCMC, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally assigns, mortgages, pledges and hypothecates to Administrative Agent (for the benefit of the Secured Creditors), and grants (whether under the UCC or otherwise) to Administrative Agent (for the benefit of the Secured Creditors), a lien on and security interest in, and a collateral assignment of, all of its right, title and interest in, to and under the Collateral of FCMC; provided, however, that the foregoing grant of security interest shall not include a security interest in any Excluded Property; provided, further, that, if and when any property shall cease to be Excluded Property, the Administrative Agent shall have, and at all times after the date hereof deemed to have had, a security interest in such property.
     Section 2.3 Cash Collateral Accounts
     The Administrative Agent may, in its discretion, establish one or more Cash Collateral Accounts with Huntington, one or more other Deposit Account Banks and one or more Approved Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Administrative Agent (as Agent for the benefit of the Secured Creditors) (but may also have words referring to each FCMC and such account’s purpose). FCMC agrees that each such Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent, as Agent for the benefit of the Secured Creditors. The Administrative Agent shall be the sole Entitlement Holder with respect to each Securities Account constituting a Cash Collateral Account and the only Persons authorized to give Entitlement Orders with respect thereto. Neither FCMC nor any other Person claiming on behalf of FCMC shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding letters of credit and the indefeasible payment in full of all Secured Obligations. During the continuance of an Event of Default, the Administrative Agent shall apply all funds on deposit in any Cash Collateral Account in accordance with the terms and conditions of the Credit Agreement and otherwise as the Administrative Agent may elect.
ARTICLE III Representations and Warranties
     To induce the Administrative Agent and Lenders to enter into or maintain the Credit Documents, FCMC hereby represents and warrants each of the following to each Secured Creditor:
     Section 3.1 Title; No Other Liens
     Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the other Permitted Liens, FCMC is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any Lien.
     Section 3.2 Perfection and Priority
     The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings and other actions specified on Schedule 3 which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Control Account Agreements with respect to Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts and (v) all appropriate filings having been made with the United States Copyright Office. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise, as permitted under this Agreement or any other Loan Documents.
     Section 3.3 Name; Jurisdiction of Organization; Chief Executive Office
     Except as set forth on Schedule 1, within the five-year period preceding the date hereof, FCMC has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name, and FCMC’s jurisdiction of organization, organizational identification number, if any, and the location of FCMC’s chief executive office or sole place of business is specified on Schedule 1.
     Section 3.4 Inventory and Equipment
     FCMC’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 as supplemented pursuant to the terms hereof.
     Section 3.5 Pledged Collateral
     (a) The Pledged Stock, Pledged Partnership Interests, Pledged Trust Certificates, and Pledged LLC Interests pledged hereunder by FCMC are listed on Schedule 2 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.
     (b) All of the Pledged Stock, Pledged Partnership Interests, Pledged Trust Certificates, and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.
     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
     (d) Except for Pledged Collateral and Additional Pledged Collateral not required to be delivered to the Administrative Agent pursuant to Section 4.7, all Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a).
     (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.
     (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than (i) that represented by certificated securities or Instruments in the possession of the Administrative Agent, or (ii) that consisting of Financial Assets currently held in a Control Account.
     Section 3.6 Accounts
     No amount in excess of $10,000 payable to FCMC under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4.
     Section 3.7 Intellectual Property
     (a) Schedule 5 lists all Material Intellectual Property of FCMC, separately identifying that owned by FCMC and that licensed to FCMC. The Material Intellectual Property set forth on Schedule 5 for FCMC constitutes all of the intellectual property rights necessary to conduct its business.
     (b) All Material Intellectual Property owned by FCMC is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of FCMC does not infringe the intellectual property rights of any other Person.
     (c) Except as set forth in Schedule 5, none of the Material Intellectual Property owned by FCMC is the subject of any licensing or franchise agreement pursuant to which FCMC is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or FCMC’s rights in, any Material Intellectual Property.
     (e) Except as set forth in Schedule 5, no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by FCMC or FCMC’s ownership interest therein is pending or, to the knowledge of FCMC, threatened. There are no claims, judgments or settlements to be paid by FCMC relating to the Material Intellectual Property.
     Section 3.8 Deposit Accounts; Securities Accounts
     The only Deposit Accounts or Securities Accounts maintained by FCMC are those listed on Schedule 6 as supplemented pursuant to the terms hereof, which sets forth such information separately for FCMC.
     Section 3.9 Commercial Tort Claims
     The only existing or potential Commercial Tort Claims pending or threatened in writing of FCMC existing (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 as supplemented pursuant to the terms hereof, which sets forth such information separately for FCMC.
ARTICLE IV Covenants
     FCMC agrees with Secured Creditors to the following, as long as any Secured Obligation remains outstanding or any Secured Creditor has any obligation to extend credit to FCMC under any Loan Document, unless the Administrative Agent otherwise consents in writing:
     Section 4.1 Generally
     FCMC shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Permitted Liens, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any applicable Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Loan Documents or otherwise within the ordinary course of its business, (d) not enter into any agreement or undertaking restricting the right or ability of FCMC or the Administrative Agent to sell, assign or transfer any Collateral except as permitted under the Loan Documents and (e) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral.
     Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
     (a) FCMC shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.
     (b) FCMC shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of FCMC, FCMC shall promptly and duly execute and deliver, and have recorded, such further instruments, agreements, assignments, or other documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this

Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements and Control Account Agreements.
     Section 4.3 Changes in Locations, Name, Etc.
     (a) Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (i) all additional documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, FCMC shall not do any of the following:
     (i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4, except for Inventory or Equipment in transit to and from such locations;
     (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or
     (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading.
     (b) FCMC shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Except to the extent any such Vehicle is Excluded Property, if requested by the Administrative Agent, the security interest of the Administrative Agent shall be noted on the certificate of title of each Vehicle.
     Section 4.4 Pledged Collateral
     (a) FCMC shall (i) deliver to the Administrative Agent all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by FCMC’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by FCMC, in substantially form substance acceptable to the Administrative Agent or such other documentation acceptable to the Administrative Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. FCMC authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. From and after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to FCMC, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Administrative Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
     (b) Except as provided in Article V, FCMC shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or similar dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by FCMC, FCMC shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of FCMC, as additional security for the Secured Obligations.
     (c) Except as provided in Article V, FCMC shall be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by FCMC that would impair the Collateral, be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.
     (d) FCMC shall not grant control over any Investment Property to any Person other than the Administrative Agent.
     (e) In the case of FCMC as an issuer of Pledged Collateral, FCMC agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of FCMC as a partner in a Partnership, FCMC hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other applicable Person, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of FCMC as a member of an LLC, FCMC hereby consents to the extent required by the applicable LLC Agreement to the pledge by any other applicable Person, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.
     (f) FCMC shall not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by FCMC hereunder, including any amendment electing to treat the membership interest or partnership interest of FCMC as a security under Article 8 of the UCC.
     Section 4.5 Control Accounts; Approved Deposit Accounts
     (a) FCMC shall (i) deposit in an Approved Deposit Account all cash received by FCMC, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank, the Administrative Agent or an affiliate of the Administrative Agent.
     (b) FCMC shall instruct each Account Debtor or other Person obligated to make a payment to FCMC under a General Intangible to make payment, or to continue to make payment, as the case may be, to an Approved Deposit Account and shall deposit in an Approved Deposit Account all Proceeds of such Accounts and General Intangibles received by FCMC from any other Person immediately upon receipt.
     (c) In the event (i) FCMC or any Approved Securities Intermediary or Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Approved Deposit Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Deposit Account Bank to comply with the terms of the applicable Control Account Agreement or Deposit Account Control Agreement, or (iii) the Administrative Agent determines in its sole good faith discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, FCMC agrees to notify all of its obligors that were making payments to such terminated Control Account or Approved Deposit Account, as the case may be, to make all future payments to another Control Account or Approved Deposit Account, as the case may be.
     (d) The Administrative Agent agrees that it shall not provide any instruction with respect to any Approved Deposit Account or Control Account unless an Event of Default has occurred and is continuing.
     Section 4.6 Accounts
     (a) FCMC shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
     (b) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and FCMC shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent’s request and at the expense of FCMC, FCMC shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.
     Section 4.7 Delivery of Instruments and Chattel Paper
     If any amount in excess of $10,000 payable under or in connection with any Collateral owned by FCMC shall be or become evidenced by an Instrument or Chattel Paper, FCMC shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of The Huntington National Bank, as Agent.”
     Section 4.8 Intellectual Property
     (a) FCMC (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) FCMC (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.
     (c) FCMC (either itself or through licensees) (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.
     (d) FCMC (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
     (e) FCMC (either itself or through licensees) shall not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.
     (f) FCMC shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding FCMC’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or FCMC’s right to register the same or to own and maintain the same.
     (g) Whenever FCMC, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, FCMC shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, FCMC shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of FCMC relating thereto or represented thereby.
     (h) FCMC shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
     (i) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, FCMC shall notify the Administrative Agent promptly after FCMC learns thereof. FCMC shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.
     (j) Unless otherwise agreed to by the Administrative Agent, FCMC shall execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in form and substance acceptable to the Administrative Agent, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in form and substance acceptable to the Administrative Agent and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form and substance acceptable to the Administrative Agent.
     Section 4.9 Vehicles
     Upon the request of the Administrative Agent, on or before the date of this Agreement and within the earlier of (a) fifteen (15) days after the date of acquisition of any Vehicle acquired after the date hereof or (b) ten (10) days after receipt of the Administrative Agent’s request, FCMC shall execute a short-form motor vehicle security agreement, in form and substance acceptable to the Administrative Agent, specifically describing each

Vehicle owned by FCMC. In addition, upon the request of the Administrative Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by FCMC subsequent to the date of any such request, within 30 days after the date of acquisition thereof, FCMC shall (i) file all applications for certificates of title or ownership indicating the Administrative Agent’s first priority security interest in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.
     Section 4.10 Notice of Commercial Tort Claims
     FCMC agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) FCMC shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 containing a specific description of such Commercial Tort Claim, certified by FCMC as true, correct and complete, (ii) the provision of Section 2.1 shall apply to such Commercial Tort Claim (and FCMC authorizes the Administrative Agent to supplement such schedule with a description of such Commercial Tort Claim if FCMC fails to deliver the supplement described in clause (i)) and (iii) FCMC shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 delivered pursuant to this Section 4.10 shall become part of Schedule 7 for all purposes hereunder other than, absent a written consent of the Administrative Agent, for purpose of the representations and warranties set forth in Section 3.9.
ARTICLE V Remedial Provisions
     Section 5.1 Code and Other Remedies
     During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to the Administrative Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon FCMC or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in FCMC, which right or equity is hereby waived and released. FCMC further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at FCMC’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Loan Documents shall prescribe (or if no such order is prescribed therein, then in such order as the Administrative Agent may elect), and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Law, need the Administrative Agent account for the surplus, if any, to FCMC. To the extent permitted by applicable Law, FCMC waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     Section 5.2 Accounts and Payments in Respect of General Intangibles
     (a) If required by the Administrative Agent in writing at any time during the continuance of an Event of Default, FCMC shall cause all payment of Accounts or payment in respect of General Intangibles to be directed to a Cash Collateral Account, and if collected by FCMC, each such payment shall be forthwith deposited by FCMC in the exact form received, duly indorsed by FCMC to the Administrative Agent if required, in a Cash Collateral Account. Until so turned over, each such payment shall be held by FCMC in trust for the Administrative Agent, segregated from other funds of FCMC. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (b) At the Administrative Agent’s request in writing, during the continuance of an Event of Default, FCMC shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.
     (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of FCMC to collect its Accounts or amounts due under General Intangibles or any thereof.
     (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
     (e) Upon the request of the Administrative Agent in writing at any time after the occurrence of an Event of Default, FCMC shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent or to a Cash Collateral Account. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce FCMC’s rights against such Account Debtors and obligors of General Intangibles.
     (f) Anything herein to the contrary notwithstanding, FCMC shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Administrative Agent shall not have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating thereto, nor shall the Administrative Agent be obligated in any manner to perform any obligation of FCMC under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

     Section 5.3 Pledged Collateral
     (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to FCMC, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Loan Documents (or if no such order is set forth therein, then in such order as the Administrative Agent may elect) and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to FCMC to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) FCMC shall, promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, FCMC hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
     (c) FCMC hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by FCMC to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from FCMC, and FCMC agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.
     Section 5.4 Proceeds to be Turned Over To the Administrative Agent
     Except as set forth in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder during the continuance of an Event of Default shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by FCMC in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied to the payment of the Secured Obligations.
     Section 5.5 Sale of Pledged Collateral
     (a) FCMC recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. FCMC acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
     (b) FCMC agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Law. FCMC further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against FCMC, and FCMC hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Loan Document.
     Section 5.6 Deficiency
     FCMC shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorney employed by the Administrative Agent to collect such deficiency.
ARTICLE VI The Administrative Agent
     Section 6.1 The Administrative Agent’s Appointment as Attorney-in-Fact
     (a) FCMC hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of FCMC and in the name of FCMC or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, FCMC hereby gives the Administrative Agent the power and right, on behalf of FCMC, without notice to or assent by FCMC, to do any of the following:
     (i) in the name of FCMC or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of FCMC relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefore and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against FCMC with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and FCMC’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as FCMC might do.
     (b) If FCMC fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due amount under any Credit Document from the date of payment by the Administrative Agent to the date reimbursed by FCMC, shall be payable by FCMC to the Administrative Agent on demand.
     (d) FCMC hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 6.2 Duty of the Administrative Agent
     The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of FCMC or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that the Administrative Agent actually receives as a result of the exercise of such powers, and neither the Administrative Agent nor any of the Administrative Agent’s officers, directors, employees or agents shall be responsible to FCMC for any act or failure to act hereunder, except for the Administrative Agent’s gross negligence or willful misconduct.

     Section 6.3 Financing Statements
     FCMC hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of FCMC or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) the type of organization and any organization identification number issued to FCMC and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. FCMC also agrees to furnish any such information to the Administrative Agent promptly upon request. FCMC also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
ARTICLE VII Miscellaneous
     Section 7.1 Amendments in Writing
     None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified without the written consent of the Administrative Agent and FCMC.
     Section 7.2 Notices
     All communications under this Agreement shall be in writing and shall be sent by facsimile or by a nationally recognized overnight delivery service (i) if to the Administrative Agent, at the address set forth below the Administrative Agent’s signature to this Agreement, or at such other address as may have been furnished in writing to FCMC, by the Administrative Agent; and (ii) if to FCMC, at the address set forth below FCMC’s signature to this Agreement, or at such other address as may have been furnished in writing to the Administrative Agent by FCMC. Any notice so addressed and sent by telecopier shall be deemed to be given when confirmed, and any notice sent by nationally recognized overnight delivery service shall be deemed to be given the next day after the same is delivered to such carrier.
     Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
     The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law.

     Section 7.4 Successors and Assigns
     This Agreement shall be binding upon the successors and assigns of FCMC and shall inure to the benefit of the Administrative Agent and its respective successors and assigns; provided, however, FCMC may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
     Section 7.5 Counterparts
     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
     Section 7.6 Severability
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.7 Section Headings
     The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
     Section 7.8 Entire Agreement
     This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
     Section 7.9 Governing Law
     This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio, without regard to its conflict of law principles.
     Section 7.10 Additional Loan Parties
     FCMC hereby agrees and covenants that it will cause its Subsidiaries that are not a signatory hereto on the date of this Agreement to execute and deliver to the Administrative Agent a Joinder Agreement in form and substance acceptable to the Administrative Agent and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as FCMC on the date of this Agreement.
     Section 7.11 Reinstatement
     FCMC further agrees that, if any payment made by any other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Administrative Agent or any Lender to FCMC, its estate, trustee, receiver or any other party, including Holding, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of FCMC in respect of the amount of such payment.
     Section 7.12 Agent
     In acting under or by virtue of this Agreement, Administrative Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.
     Section 7.13 Amendment and Restatement
     This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of each Loan Document remain in full force and effect unless otherwise specifically amended hereby or any other Loan Document.
[Signature Page Follows]

     In witness whereof, the undersigned has caused this Amended and Restated Security Agreement (Licensing) to be duly executed and delivered as of the date first above written.

FRANKLIN CREDIT MANAGEM,ENT CORPORATION
By:	/s/ Thomas J. Axon
	Name:	Thomas J. Axon
	Title:	President

Address:	Franklin Credit Management
Corporation
101 Hudson St., 25th Floor
Jersey City, New Jersey 07302
Fax: 201-604-4400
Attention: General Counsel
ACCEPTED AND AGREED
as of the date first above written:
THE HUNTINGTON NATIONAL BANK,
as Administrative Agent

By: /s/ Alan D. Seitz
Name: Alan D. Seitz
Title: Senior Vice President

Address:	2361 Morse Road
NC3W67
Columbus, Ohio 43229
Attn: Special Assets
Fax: (614) 480-3795
Signature Page to Amended and Restated Security Agreement (Licensing)

Schedule 1
State of Incorporation; Principal Executive Office
Name: FRANKLIN CREDIT MANAGEMENT CORPORATION
Organizational ID. No: 2152904
Jurisdiction of Organization: Delaware Corporation
Chief Executive Officer: Alexander Gordon Jardin
Address of Chief Executive Office: 101 Hudson Street, Jersey City, NJ 07302

Schedule 2
Pledged Collateral
•	100% of issued and outstanding equity of Franklin Asset, LLC.

Schedule 3
Filings
Delaware Secretary of State

Schedule 4
Location of Inventory and Equipment
•	101 Hudson Street, 25th and 37th Floors, Jersey City, NJ 07302

Schedule 5
Intellectual Property

Schedule 6
Deposit Accounts; Securities Accounts

Schedule 7
Commercial Tort Claims

Schedule 8
Permitted Liens